Exhibit B to Securities Purchase Agreement

Warrant No. 2008-___________

ETHOS ENVIRONMENTAL, INC.
(a Nevada corporation)

Warrant for the Purchase of 1,000,000
Shares of Common Stock, Par Value $0.0001

[This Warrant Will Be Void
After 5:00 P.M. Mountain Time
On August 1, 2013]

These securities have not been registered with the U.S. Securities and Exchange Commission (the
“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered in reliance on exemptions from registration provided in Section 4(2) of the
Securities Act and Rule 506 of Regulation D promulgated thereunder and preemption from the registration or qualification requirements (other than notice filing and fee provisions) of applicable state laws under the National Securities Markets Improvement Act of 1996.

THIS WARRANT (this “Warrant”) certifies that, for value received, MKM Opportunity Master Fund, Limited, a  Cayman Islands corporation, or its registered assigns (the “Holder” or “Holders”), is entitled, at any time on or before 5:00 p.m. Pacific Standard Time on August 1, 2013 (the “Termination Date”), to subscribe for, purchase, and receive One Million (1,000,000) shares (the “Warrant Shares”) of fully paid and nonassessable common stock, par value $0.001 (the “Common Stock”) of Ethos Environmental, Inc., a Nevada corporation (the “Company”). The purchase price of one share of Common Stock of the Exercise Price, as defined in Section 1(b) below. The number of Shares to be received on exercise of this Warrant and the Exercise Price may be adjusted on the occurrence of certain events as described herein. If the rights represented hereby are not exercised by 5:00 p.m. Pacific Standard Time on August 1, 2013, this Warrant shall automatically become void and of no further force or effect, and all rights represented hereby shall cease and expire.

Subject to the terms set forth herein, this Warrant may be assigned by the Holder in whole or in part by execution of the form of assignment attached hereto or may be exercised by the Holder in whole or in part by execution of the form of exercise attached hereto and payment of the Exercise Price in the manner described above, all subject to the terms hereof.

1. Exercise.

(a) Exercise of Warrants.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or before the Termination Date by delivering to the Company a duly executed  original or facsimile copy of the Notice of Exercise form annexed hereto.  The Holder shall have the rights of a stockholder only with respect to Shares fully paid for by the Holder under this Warrant. On the exercise of all or any portion of this Warrant in the manner provided herein, the Holder exercising the same shall be deemed to have become a Holder of record of the Shares as to which this Warrant is exercised for all purposes, and certificates for the securities so purchased shall be delivered to the Holder within a reasonable time, but in no event longer than 10 days after this Warrant shall have been exercised as set forth above.   Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 10 days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the outstanding number of Shares purchasable hereunder in an amount equal to the applicable number of Shares purchased.

(b) Exercise Price.  The exercise price of the Shares issuable under this Warrant shall be $.75 per share, subject to adjustment under Section 4 hereof (the “Exercise Price”). Within 5 business days of the date the Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant (if required) to the Company and the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.

(c) Cashless Exercise.  This Warrant may be exercised at any time otherwise permitted by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Shares equal to the quotient obtained by the following formula:

(A-B)*X
A
Where:

(A) = the Closing Price on the Trading Day immediately preceding the date of  such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

As used herein, “Closing Price”, shall mean the first of the following clauses that applies:  (1) if, at the time of any such calculation, the Common Stock is listed or quoted on the American Stock Exchange, or the New York Stock Exchange, or the NASDAQ Market, the NASDAQ Capital Market or the Archipelago Exchange, the Closing Price shall be the closing or last sale price reported for the last business day immediately preceding the date of any such calculation; (2) if, at the time of any such calculation, the Common Stock is quoted on the OTC Bulletin Board or listed in the “Pink Sheets” published by the National Quotation Bureau Inc. or a similar agency or organization succeeding to its function or reporting prices, the Closing Price shall be the average of the high closing bid and low ask prices reported for the last five (5) Trading Days immediately preceding the date of any such calculation, or (3) in all other cases, the Closing Price of a share of Common Stock shall be the price determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company. As used herein, the term “Trading Day” means any day in which any of the markets on which the Company’s Common Stock is listed or quoted for trading on the date in question shall be open for business, or, if the Common Stock is not listed or quoted on any markets, then a business day.

(d)           No Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall issue to the Holder one whole share.

2. Assignment of Warrants. In the event this Warrant is assigned in the manner provided herein, the Company, upon request and upon surrender of this Warrant by the Holder at the principal office of the Company accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Warrant on the books of the Company. If the assignment is in whole, the Company shall execute and deliver a new Warrant or Warrants of like tenor to this Warrant to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder; and if the assignment is in part, the Company shall execute and deliver to the appropriate assignee a new Warrant or Warrants of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Shares as shall be contemplated by any such agreement, and shall concurrently execute and deliver to the Holder a new Warrant of like tenor to this Warrant evidencing the right to purchase the remaining portion of the Shares purchasable hereunder that have not been transferred to the assignee.

3.  Fully Paid Shares. The Company covenants and agrees that the Shares issuable upon the exercise of this Warrant will, on issuance pursuant to the terms of this Warrant, be fully paid and nonassessable, free from all taxes, liens, and charges with respect to the issue thereof, and not issued in violation of the preemptive or similar right of any other person. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have authorized and reserved a sufficient number of Shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Anti-Dilution Protection.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant or the other securities issued or to be issued in this transaction), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately and equitably adjusted.  Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If at any time while this Warrant is outstanding the Company shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any securities of the Company or of any subsidiary of the Company which would entitle the holder thereof to acquire at any time Common Stock (hereinafter, “Common Stock Equivalents”), including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for or otherwise entitles the holder thereof to receive Common Stock, entitling any Person to acquire shares of Common Stock, at an effective price per share less than the Exercise Price then in effect (such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then, the Exercise Price shall be adjusted pursuant to the following formula:

NP = OP x [OB + (AMT/OP)]
(OB+SI)
where

NP is the new Exercise Price;

OP is the Exercise Price in effect immediately prior to such adjustment;

OB is the number of shares of Common Stock outstanding prior to the Dilutive Issuance;

AMT is the dollar amount of the Dilutive Issuance, and

SI is the number of shares of Common Stock issuable in the Dilutive Issuance.

The Company shall notify the Holder in writing, no later than the business day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable information required by the formula above (such notice the “Dilutive Issuance Notice”).

(c) Pro Rata Distributions.  If the Company, at any time during the term of this Warrant, shall distribute to all holders of Common Stock evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 4(b) above), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Price (defined below) determined as of the record date mentioned above, and of which the numerator shall be such Closing Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith, or at the option of the Holder, by an independent appraiser selected by the Holder. and reasonably acceptable to the Company.  In either case the adjustments shall be described in a statement provided by the Company to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.  At the time of such adjustment, the number of shares of common stock issuable following such adjustment shall be equitably and proportionally adjusted upward.

As used herein, “Closing Price”, shall mean the first of the following clauses that applies:  (1) if, at the time of any such calculation, the Common Stock is listed or quoted on the American Stock Exchange, or the New York Stock Exchange, or the NASDAQ Market, the NASDAQ Capital Market or the Archipelago Exchange, the Closing Price shall be the closing or last sale price reported for the last business day immediately preceding the date of any such calculation; (2) if, at the time of any such calculation, the Common Stock is quoted on the OTC Bulletin Board or listed in the “Pink Sheets” published by the National Quotation Bureau Inc. or a similar agency or organization succeeding to its function or reporting prices, the Closing Price shall be the average of the high closing bid and low ask prices reported for the last five (5) trading days immediately preceding the date of any such calculation, or (3) in all other cases, the Closing Price of a share of Common Stock shall be the price determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(d) Adjustment for Reorganization, Consolidation, Merger, etc.  In the event that the Company shall 1) effect a reorganization, 2) consolidate with or merge into any other entity or 3) transfer all or substantially all of its properties or assets to any other entity under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition precedent to the consummation of such a transaction, proper and adequate provision shall be made whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 above, at any time after the consummation of any such reorganization, consolidation or merger or the effective date of any such dissolution, shall receive in lieu of the shares of Common Stock issuable on such exercise immediately prior to any such consummation or effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled to receive upon any such consummation or dissolution if the Holder had so exercised this Warrant immediately prior to such consummation or dissolution.

(e) Certificate as to Adjustments.  The computation of any adjustments described in this Section shall be the sole responsibility of the Company, which shall expeditiously prepare and mail to the Holder a notice setting forth the nature of any necessary adjustment together with the basis thereof and the calculations therefor.  The Company shall immediately notify the Holder of any information which bears on any of the events referenced in this Section 4 and which may have an effect on the exercise of this Warrant.  If the Company issues a variable rate security, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined below).

As used herein, the term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than pursuant to standard anti-dilution features) or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price

(f) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce (but not increase) the then-current Exercise Price, as the case may be, to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(h) Notice to Allow Exercise by Holder. If (1) the Company shall declare a dividend (or any other distribution) on the Common Stock; or (2) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; or (3) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or (4) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (5) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the books and records of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (y) the date on which a survey of the holders of record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (z) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the unintentional failure to mail such notice or any unintentional defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

(i)           Excluded Events. Notwithstanding any other provision in this Section 4, the Exercise Price shall not be adjusted by virtue of (a) the issuance of capital stock to employees, consultants, officers or directors of the Company for services and/or pursuant to stock purchase or stock option plans or agreements approved by the Board (but not exceeding 20% of the Company's Common Stock outstanding as of the date hereof for all such issuances in the aggregate during the life of this Warrant), (b) the issuance of securities to financial institutions, suppliers or lessors in connection with commercial credit arrangements, equipment financings or similar transactions in the ordinary course of business, or (c) the repurchase of Common Stock shares from the Company's employees, consultants, advisors, service providers, officers or Directors at such person's cost (or at such other price as may be agreed to by the Company's Board of Directors).

5.           Notice of Certain Events.  In the event of: (a) any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights; (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to any other person, or any consolidation, share exchange, or merger involving the Company; or (c) any voluntary or involuntary dissolution, liquidation, or winding up of the Company, then, the Company will mail to the Holder(s) of this Warrant, at least 20 days prior to the earliest date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or right; the amount and character of such dividend, distribution, or right; or the date on which any such reorganization, reclassification, transfer, consolidation, share exchange, merger, dissolution, liquidation, or winding up of the Company will occur and the terms and conditions of such transaction or event.

 6.           Limitation of Transfer. Subject to the restrictions set forth in paragraph 7 hereof, this Warrant is transferable at the offices of the Company. On such transfer, every Holder hereof agrees that the Company may deem and treat the registered Holder(s) of this Warrant as the true and lawful owner(s) thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

 7.           Disposition of Warrants or Shares. Each registered owner of this Warrant, by acceptance hereof, agrees for itself and any subsequent owner(s) that, before any disposition is made of any Warrants or Shares of Common Stock, the owner(s) shall give written notice to the Company describing briefly the manner of any such proposed disposition. No such disposition shall be made unless and until:

(a)           the Company has received written assurances from the proposed transferee confirming a factual basis for relying on exemptions from registration under applicable federal and state securities laws for such transfer or an opinion from counsel for the Holder(s) of the Warrants or Shares stating that no registration under the Securities Act or applicable state statute is required with respect to such disposition; or

(b)           a registration statement under the Securities Act has been filed by the Company and declared effective by the SEC covering such proposed disposition and the disposition has been registered or qualified, or is exempt therefrom, under the state having jurisdiction over such disposition.

8.  Restricted Securities: Registration of Securities. The Holder acknowledges that this Warrant is, and that the Shares issuable on exercise hereof will be, “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act. Accordingly, this Warrant must be taken for investment and held indefinitely and may not be exercised or converted unless subsequently registered under the Securities Act and/or comparable state securities laws or unless an exemption from such registration is available. Likewise, any Shares issued on exercise of this Warrant must be taken for investment and held indefinitely and may not be resold unless such resale is registered under the Securities Act and/or comparable state securities laws or unless an exemption from such registration is available. A legend to the foregoing effect shall be placed conspicuously on the face of all certificates for Shares issuable on exercise of this Warrant.

9.  Reports under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell the Shares issuable on exercise of this Warrant, the Company shall, until such Shares may be resold pursuant to the provisions of Rule 144(k) or any similar provision:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934; and

(c) furnish to any Holder, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Securities Exchange Act of 1934, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-2 or Form S-3; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

10. [This Section 10 is intentionally left blank]

11. Governing Law.  All questions concerning the construction, validity, enforcement, governing law and interpretation of this Warrant shall be determined in accordance with the provisions of the Securities Purchase Agreement dated of even date herewith by and between the Company and the initial Holder (the “Purchase Agreement”).

12. Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

13. Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase shares of Common Stock issuable upon the exercise of this Warrant, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

14. Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

15. Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

16. Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders of this Warrant from the Initial Exercise Date through the Termination Date, and shall be enforceable by any such Holder or holder of Warrant Shares.

17. Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

18. Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

19. Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

20. Loss, Theft, Destruction, or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

21.           Taxes. The Company will pay all taxes in respect of the issue of this Warrant or the Shares issuable upon exercise thereof.

DATED this____________ day of_______________, 2008.

ETHOS ENVIRONMENTAL, INC.

By: _________________________
Enrique de Vilmorin, CEO

Notice of Exercise

(to be signed only upon exercise of Warrant)

TO:          ETHOS ENVIRONMENTAL, INC.

The undersigned, the owner of the attached Warrant, hereby irrevocable elects to exercise the purchase rights represented by the Warrant for, and to purchase thereunder,_____________shares of Common Stock of Ethos Environmental,
Inc., and herewith makes payment of $therefor. Please issue the shares of Common Stock as to which this
Warrant is exercised in accordance with the instructions set forth below and, if the Warrant is being exercised with respect to less than all of the Shares to which it pertains, prepare and deliver a new Warrant of like tenor for the balance of the Shares purchasable under the attached Warrant.

DATED this____day of ______, 20_______

Signature:
Signature Guaranteed:

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
(Please Type or Print)
Address:

NOTICE: The signature to the form of purchase must correspond with the name as written upon the face of the attached Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.